Exhibit 4.8

Agreement No.: Year 2011 Dongjianzi No. 011

Commodity Financing Pledge Supervision Agreement

(For rolling pledge)

INDUSTRIAL AND COMMERCIAL BANK OF CHINA CO., LTD.

CHINA NATIONAL FOREIGN TRADE TRANSPORTATION (GROUP)
CORPORATION

Party A (pledgee): Industrial and Commercial Bank of China Co., Ltd. Daqing Branch

Address: No. 37, Dongfeng Road Saertu District, Daqing

Party B (pledgor): Daqing Borun Biotechnology Co., Ltd.

Domicile (address): Jubao Village, Zhusan County, Daqing City, Heilongjiang Province

Party C (supervisor): China National Foreign Trade Transportation (Group) Heilongjiang Co., Ltd.

Address: No. 42, Hengshan Road, Nangang District, Haerbin City

WHEREAS:

Party A and Party B have signed the No.006 Qingzhizi Year 2011 “Commodity Financing Pledge Contract” (hereinafter referred to as “Pledge Contract”). In order to ensure the performance of the Pledge Contract and the guaranteed Master Contract, Party B agrees that the goods it has ownership over are pledged to Party A, Party A and Party B agree that the pledged property is entrusted to Party C for supervision and Party C agrees to accept Party A’s entrustment and supervise the pledged property as per Party A’s instructions.

In accordance with the “Contract Law of the People’s Republic of China”, “Guaranty Law of the People’s Republic of China” and other related laws and regulations, Party A, Party B and Party C, abiding by the principle of credibility and mutual benefit and through friendly negotiations, hereby enter into this Agreement so as to define their respective rights and obligations, on and subject to the terms and conditions as set forth below.

Article 1 Legal Relations

1.1 During supervision term, Party A is a pledgee, Party B is a pledgor and Party C serves as an agent of Party A to supervise the pledged property. The supervision mentioned under this Agreement means that Party C serves as an agent of Party A to possess the pledged property and performs the responsibility for supervising pledged property according to the provisions of this Agreement.

Article 2 Pledged Property

2.1 Pledged property is object of pledge, i.e. the goods provided by Party B to Party A as guaranty of pledge according to the provisions of the Pledge Contract signed by Party A and Party B and delivered to Party C for storage and supervision. The name, specifications & model, manufacturer (place of origin), quantity, weight and place of storage of pledged property are subject to the list of pledged property issued by Party C according to Article 4 below.

2.2 Party B shall ensure that the name, specifications, model, manufacturer (place of origin), quantity, quality, package, number of packages and mark of the pledged property is consistent with the provisions as agreed upon with Party A as well as the goods declared and delivered to Party C. Party B shall be legally responsible for the truthfulness of all the foregoing facts.

2.3 Party B shall guarantee that it has the ownership and full right of disposal over pledged property. Party B shall provide relevant ownership and quality certificates to Party A and Party C.

2.4 Party B shall guarantee that all documents relating to pledged property submitted by it to Party A and Party C are true and valid.

2.5 Party A or Party C is entitled to engage a qualified inspection institution to inspect the pledged property before the transfer of possession of pledged property, with inspection expenses to be borne by Party B. Party B shall render active assistance.

2.6 Transfer of possession of pledged property means that Party A and Party B issue the “Type, Price and Minimum Requirement Notice of Pledged Property (Pledge Notice)” (whose format is set forth in Annex 2-2-1) to Party C according to the provisions of the Commodity Financing Pledge Contract and Party C checks the goods delivered by Party B as well as Party B’s existing inventories according to the contents in the notice. If checking results show that the goods delivered by Party B or its actual inventories are consistent with the records of the “Types, Price and Minimum Requirement Notice of Pledged Property (Pledge Notice)”, Party C accepts Party B’s goods and transfer of possession of pledged property is fulfilled; otherwise, Party C shall not accept the goods.

2.7 Upon completion of transfer of possession, Party C shall issue the “List of Pledged Property” (whose format is set forth in Annex 2-2-2) to Party A. Pledged property is subject to the “List of Pledged Property”. If the “Commodity Financing Pledge Contract” or “List of Pledged Property” has indefinite provisions on pledged property, or agreed-upon pledged property is inconsistent with actually handed-over pledged property, actually delivered pledged property shall prevail. If the three parties have no other written provisions, Party C will check the goods delivered by Party B through surface examination, appearance inspection and document examination.

2.8 During supervision term, whether Party B picks up or replaces goods, the pledged property in stock shall meet the requirements of the “Types, Price and Minimum Requirement Notice of Pledged Property (Pledge Notice)”. The minimum value of inventories is equal to unit price multiply by quantity (or weight) of pledged property. The unit price of pledged property is subject to Party A’s written notice.

2.9 When Party C issues the “List of Pledged Property”, it shall provide the goods location identification diagram to Party A.

2.10 Where Party C has managed such goods for Party B before, Party B’s former inventory voucher (if any) and other documents (if any) shall be taken back and cancelled when Party C issues the “List of Pledged Property” to Party A.

Article 3 Supervision Term

3.1 Supervision term is a period of time when Party C serves as agent of Party A to possess the pledged property and undertakes the supervision responsibility to Party A.

3.2 When Party C, according to Article 2.6 hereof, receives the goods delivered by Party B according to this Agreement and transfer of possession is completed, supervision term begins.

3.3 Supervision term terminates when Party C discharges the goods to Party B according to the provisions of this Agreement.

3.4 When Party C receives the “Notice of Discharging Supervision of Pledge” from Party A, Party C’s supervision responsibility is discharged.

Article 4 Supervision of Pledged Property

4.1 During supervision term, Party C shall appropriately and cautiously deal with the pledged property under supervision in accordance with the Contract Law and other relevant laws and regulations.

4.2 In the event that there is any special requirement for the custody of pledged property, Party B shall give a prior written notice to Party C.

4.3 During supervision term, when the situations that may affect Party A’s rights and interests occur (e.g. shortage, damage, destruction, deterioration, loss, etc of pledged property)for whatsoever reason, Party C shall notify Party A within 24 hours and take appropriate emergency measures.

4.4 During supervision term, where a state authority of competent jurisdiction requests Party C to assist in freezing, sequestrating or disposing of pledged property or a fourth party other than the three parties claims any right with respect to pledged property, Party C shall forthwith inform Party A and Party B.

4.5 During supervision term, Party C shall accept the queries of pledged property and relevant documents by Party A as well as the inspection of pledged property by Party A. Party C shall render necessary assistance. But the expenses thus incurred to Party C shall be borne by Party B.

4.6 During supervision term, Party C shall establish pledged property registration statistics system, regularly check pledged property and the types, count the quantity, inspect packaging and identification and record the inbound and outbound times and quantities, whereabouts and status of pledged property.

4.7 During supervision term, Party C shall manage pledged property according to the goods location identification diagram and separate Party B’s pledged goods from the goods of other customers. When pledged property is relocated, Party C shall timely update goods location identification diagram.

4.8 During supervision term, Party C shall permit the pick-up or replacement of goods by Party B according to Party A’s written instructions and the provisions of this Agreement.

4.9 During supervision term, Party C shall set up complete inbound and outbound registration records, register and check pledged property (including inbound and outbound pledged property) and guarantee that the minimum value of the pledged property after pick-up and replacement meets the requirement in Article 2.8 above.

4.10 Party C shall send the inbound and outbound information and inventory information of the pledged property under its supervision to Party A by fax (designated fax number: 0459-4626889) or email (designated email address:dqgsywb@163.com) before 10a.m. on each working day and make data backup. When supervision personnel change, Party C shall timely inform Party A.

4.11 Party C shall set up pledge labels (whose format is set forth in Annex 2-2-6) for relevant pledged property by affixing pledge labels or setting up signs. Whether Party C sets up pledge identifications for pledged property according to the provisions of this article does not affect the effectiveness of pledge. Even if Party C does not set up pledge identifications on pledged property, relevant pledge shall also be effective.

Article 5 Pick-up of Pledged Property

5.1 Where the actual price of pledged property exceeds the minimum value required by Party A and Party B picks up or replaces the excess portion, Party B can directly handle pick-up or replacement with Party C without needing to pay additional security deposit. Party C shall handle the procedure in full accordance with the provisions of this Agreement and guarantee that the value of the pledged property under the possession and supervision of Party C after pick-up or replacement is not lower than the minimum value of pledged property as prescribed in the “Type Price and Minimum Requirement Notice of Pledged Property (Pledge Notice)”.

5.2 When the actual value of pledged property is equal to the minimum value required by Party A, Party B shall make an application for pick-up to Party A in advance and pay additional security deposit (i.e. payment against redemption) or deliver the pledged property conformable to the requirements of the “Type, Price and Minimum Requirement Notice of Pledged Property” to Party A in advance, which are handed over to Party C for possession and supervision (i.e. goods against goods). With Party A’s consent, Party B can handle pick-up with Party C depending on the “Goods Pick-up Notice” (whose format is set forth in Annex 2-2-4) issued by Party A.

5.3 When the actual value of pledged property is equal to the minimum value of pledged property, the “Goods Pick-up Notice” issued by Party A is the only valid voucher whereby Party B (including Party B’s designee, the same as below) handles the pick-up and outbound operation of pledged property. Without the “Goods Pick-up Notice” issued by Party A, Party B shall not pick up goods and Party C shall not handle Party B’s pick-up.

5.4 The minimum value of pledged property in the foregoing articles applies to the provisions in Article 2.8 hereof.

5.5 The valid signature and seal on the “Goods Pick-up Notice” issued by Party A are reserved signature and seal plus designee’s personal signature. Format of specimen seal is set forth in Annex 2-2-5. Without the personal signature and specimen seal of the person designated by Party A, pledged property shall not be sent out of warehouse. Where Party C handles pick-up for Party C in violation of the above provision, Party C shall bear the corresponding compensation liability.

5.6 After Party A issues the “Goods Pick-up Notice”, it shall provide the original or fax copy to Party C. If Party A sends the “Goods Pick-up Notice” by fax, the fax number designated by Party A for the sending of this document is 0459-4626889 . Upon receipt of the fax copy of the “Goods Pick-up Notice”, Party C shall check seal, signature and fax number and then the handling person signs it and faxes it back to the fax number designated by Party A and informs Party A’s designee ____________ by telephone (telephone number: 0459-4626889 ). Upon receipt of the signed fax copy, Party A’s person shall sign it and fax it back to the fax number designated by Party C. Then, Party B can handle the release of goods. Where Party A sends the “Goods Pick-up Notice” by fax, Party A shall provide the original to Party C within five (5) workdays thereafter. Upon receipt of the “Goods Pick-up Notice” from Party A, Party C shall immediately handle accounting treatment of Party B’s inventories at Party C, reduce the quantity of the pledged property under the possession and supervision of Party C and increase the quantity of Party B’s non-pledged goods. When Party B picks up goods from Party C, Party C shall deliver the goods whose pledge is discharged to Party B. Party C shall not deliver to Party B the remaining goods under Party C’s possession and supervision, whose pledge is not discharged.

5.7 After Party C handles pick-up for Party B based on the “Goods Pick-up Notice” from Party A, Party C shall issue the “Goods Pick-up Notice Receipt” (set forth in Annex 2-2-4) and send it to Party A.

Article 6 Price of Pledged Property

6.1 The price of pledged property is determined according to the prices as listed in the “Types, Price and Minimum Requirement Notice of Pledged Property (Pledge Notice)” and the “Price Adjustment Notice of Pledged Property” (set forth in Annex 2-2-7) sent by Party A and Party B to Party C. Party A is entitled to make corresponding adjustments based on the change of market price and the provisions of this Agreement.

6.2 Party C is not liable for all consequences caused to Party B by Party A’s price adjustment.

Article 7 Exercise of Right of Pledge

7.1 The method of Party A’s exercise of right of pledge is to issue Party C the pick-up notice indicating Party A as the person of picking up goods.

7.2 When Party A exercises right of pledge according to the Pledge Contract, Party C shall render necessary coordination and assistance for Party A.

7.3 Party C can assist Party A in exercising right of pledge without giving a prior notice to Party B or obtaining Party B’s consent. Party C undertakes no responsibility towards Party B.

Article 8 Expenses and Methods of Payment

8.1 Party A, Party B and Party C agree that the expenses arising from the warehousing and custody of pledged property, such as supervision expenses, warehousing expenses, freight and miscellaneous charges, loading and unloading expenses, inspection expenses and stamp tax, are borne by Party B.

8.2 When Party C issues the Warehouse Receipt Special for Personal Property Pledge, it is deemed that Party A, Party B and Party C agree upon the expenses recorded in relevant pledge notice as well as their methods of payment.

8.3 Party B shall deposit supervision and other expenses with an amount of RMB 140,000 into the pledged property supervision expense account designated by Party C at Party A (account No.:                     ) before Party A and Party B issue the “Pledge Notice” to Party C.

8.4 Party C draws the actual supervision expenses and other expenses on a monthly basis. After this Supervision Agreement terminates, Party C shall refund the positive balance of the supervision expenses pre-deposited by Party B within three days. Party A will make bank transfer as per Party C’s instructions.

8.5 Where Party B fails to pay relevant expenses according to the provisions of this Agreement, Party C shall give a written notice to Party A and Party B.

8.6 As for all expenses payable by Party B to Party C, Party C has the priority of compensation when Party A exercises right of pledge.

Article 9 Lien

9.1 Before fully receiving the relevant expenses as set out in Article 8 hereof, Party C has the lien on pledged property.

Article 10 Insurance

10.1 Party B shall insure pledged property with the insurer acceptable to Party A. The type, amount and term of insurance shall meet Party A’s requirements. The first beneficiary shall be Party A and the original of insurance policy shall be kept by Party A.

10.2 When an insurance accident occurs, Party B and Party C shall assist the insurance company in handling accident investigation and settlement of claim.

Article 11 Special Provisions

11.1 Any two parties of Party A, Party B and Party C shall not refuse to perform the obligations under this Agreement by signing an agreement or a contract.

11.2 Other provisions as agreed upon by three parties (where the provisions of this article conflict with the other terms of this Agreement, the latter shall prevail.)

___________________________/_____________________________________

___________________________/_____________________________________

___________________________/_____________________________________

___________________________/_____________________________________

Article 12 Correspondence and Contact

12.1 All notices, confirmations and other relevant documents required under this Agreement shall be delivered to the recipient in the form of originals (unless otherwise agreed upon herein).

12.2 If conditions permit, electronic data documents may be sent with the consent of the parties concerned.

Article 13 Defaulting Liability

13.1 Where loses are caused to Party A and Party B for Party C’s following reasons, Party C shall be liable for compensating for the losses of goods, provided, however, that Party A has the priority of compensation with respect to its actual losses:

13.1.1 During supervision term, except for any event of force majeure, pledged property is damaged, destroyed or lost, deteriorates, is in shortage or contaminated due to Party C’s undue performance of its custody responsibility;

13.l.2 Party C fails to discharge goods according to the provisions of this Agreement;

13.1.3 For Party C’s reasons, limitations or prohibitions on the warehouse where pledged property is stored and warehoused are set by any judicial body or competent institution;

13.1.4 In violation of the provisions in Article 4.3 hereof, Party C fails to timely inform Party A and Party B or fails to take appropriate emergency measures;

13.1.5 Other situations in which Party C’s violations of this Agreement cause losses to Party A and Party B.

13.2 Where losses are caused to Party A and Party C for Party B’s following reasons, Party B shall be liable for all compensations:

13.2.1 Pledged property is mixed with flammable, explosive, leakage-prone, poisonous and perishable goods, which damage warehoused goods or warehouse or result in personal injury;

13.2.2 Party B fails to insure pledged property in time. During supervision term, pledged property is damaged, destroyed or lost, deteriorates, is in shortage or contaminated owing to force majeure events;

13.2.3 Party B fails to package the pledged property in accordance with state or professional standards and regulations;

13.2.4 For Party B’s reasons, limitations or prohibitions on pledged property are set by the judicial body, the government or any other competent institution;

13.2.5 Other situations in which Party B’s violations of this Agreement cause losses to Party A and Party C.

13.3 Where Party A is in breach of this Agreement, thus causing losses to Party B and Party C, Party A shall be liable for compensating for the actual losses of Party B and Party C.

Article 14 Effect of Agreement

14.1 No matter whether this Agreement is terminated or invalidated, once Party C issues the list of pledged property according to Article 2.6 hereof and the supervision of the goods under this list of pledged property is not discharged, the pledged property under the list of pledged property shall continue to apply to this Agreement.

14.2 Where all or part of the Master Contract, Pledge Contract and other relevant formal contracts or auxiliary documents signed by and between Party A and Party B are held to be invalid by the judicial body, the validity of this Agreement shall not be thus affected.

14.3 Should any provision of this Agreement be held to be invalid by the judicial body, this invalid provision shall not affect the validity of other provisions and whole agreement.

Article 15 Settlement of Disputes

15.1 Any dispute arising from this Agreement shall be settled through the way in Item 1 below. During dispute settlement, both parties shall continue to perform this Agreement except for the provisions in dispute.

(1)	Bring a lawsuit with the court of competent jurisdiction in the place where Party C is located;

(2)	Submit to / Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. Arbitral award shall be final and binding upon both parties.

Article 16 Miscellaneous

16.1 The annexes attached hereto are an integral part of this Agreement.

Annex 2-2-1 Type, Price and Minimum Requirement Notice of Pledged Property (Pledge Notice)

Annex 2-2-2 List of Pledged Property (Pledge Confirmation Receipt)

Annex 2-2-3 Goods Pick-up Application

Annex 2-2-4 Goods Pick-up Notice (including Goods Pick-up Notice Receipt)

Annex 2-2-5 Specimen Seal

Annex 2-2-6 Pledge Label

Annex 2-2-7 Price Adjustment Notice of Pledged Property

16.2 This Contract is becomes effective after it is signed by the legal representative/ responsible person or authorized signatory of each party and chopped with the company seal of each party.

16.2 This Contract is executed in three 3  originals, with each party hereto holding one 1  original. All originals have the same legal effect.

Party A (seal): Industrial and Commercial Bank of China Co., Ltd. Daqing Branch

Legal representative/responsible person or authorized signatory (signature): /s/ [  ]

Party B (seal): Daqing Borun Biotechnology Co., Ltd.

Legal representative/responsible person or authorized signatory (signature): /s/ [  ]

Party C (seal): China National Foreign Trade Transportation (Group) Heilongjiang Co., Ltd.

Legal representative/responsible person or authorized signatory (signature): /s/ [  ]

April 10, 2011 on Haerbin

Commodity Financing Pledge Supervision Supplementary Agreement

Party A (pledgee): Industrial and Commercial Bank of China Co., Ltd. Daqing Branch

Address: No. 37, Dongfeng Road Saertu District, Daqing

Party B (pledgor): Daqing Borun Biotechnology Co., Ltd.

Domicile (address): Jubao Village, Zhusan County, Daqing City, Heilongjiang Province

Party C (supervisor): China National Foreign Trade Transportation (Group) Heilongjiang Co., Ltd.

Address: No. 42, Hengshan Road, Nangang District, Haerbin City

1. Party A shall assist the bank to supervise the pledgor to carry out the daily administrative works and ensure that the storage of the pledged property can satisfy the requirement of storage. Whereas a problem is found, it shall be reported to pledgee immediately.

2. The pledgor shall take out the insurance policy, in which the pledgee shall be the first beneficiary.

3. Party B shall responsible for the damage of the pledged property, such as burning, deterioration, wet damage, mildew, which can not be attributed to nature of the pledged property or supervisor.

Party A (seal): Industrial and Commercial Bank of China Co., Ltd. Daqing Branch

Legal representative/responsible person or authorized signatory (signature): /s/ [   ]

Party B (seal): Daqing Borun Biotechnology Co., Ltd.

Legal representative/responsible person or authorized signatory (signature): /s/ [   ]

Party C (seal): China National Foreign Trade Transportation (Group) Heilongjiang Co., Ltd.

Legal representative/responsible person or authorized signatory (signature): /s/ [   ]

Annex 2-2-1

Type, Price and Minimum Requirement Notice of Pledged Property (Pledge Notice)

China National Foreign Trade Transportation (Group) Heilongjiang Co., Ltd (supervisor of storage)

According to the Commodity Financing Pledge Supervision Agreement executed by and between Daqing Borun Biotechnology Co., Ltd and Industrial and Commercial Bank of China Co., Ltd. Daqing Branch, with No. Year 2011 Dongjianzi No. 011, the pledgor hereby pledges the following goods to (please refer to the table for the detailed information) pledgee.

Name of Goods	Specifications & Model	Manufacturer (place of origin)	Quantity (unit: ton)	Weight (unit: ton)	Price	Amount	Whether the goods is in the warehouse	Notice
corn			20000	20000	1524 Yuan/ ton	30,480,000 Yuan	Yes

The fact of pledge and situation of pledged property are hareby reported to your company. Please supervise the pledged property and perform the obligations of your company strictly under the Commodity Financing Pledge Supervision Agreement executed by and among pledgee, pledgor, and your company, with the No. Year 2011 Dongjianzi No. 011.

The pledged property of Daqing Borun Biotechnology Co., Ltd shall satisfy the requirement as following from beginning to end of the term of pledge. Pleas examine and implement.

Category Requirements for Pledged Property	Requirement for the Structure Ratio of Pledged Property	Time Limit for the Manufacture of Pledged Property	Limitation on the Surplus Value of Pledged Property
Solid Food			30,480,000 Yuan

Pledgee: Industrial and Commercial Bank of China Co., Ltd. Daqing Branch

(reserved seal and personal signature) /s/ [   ]

April 15, 2011

Pledgor: Daqing Borun Biotechnology Co., Ltd.

(reserved seal and personal signature) /s/ [   ]

April 15, 2011

According to the agreement of three parties, expenses arising from the warehousing and custody of pledged property, such as supervision expenses, warehousing expenses, freight and miscellaneous charges, loading and unloading expenses, inspection expenses and stamp tax are borne by pledgor. The method for the collection and payment of fee is _______________________________________

Pledgor: Daqing Borun Biotechnology Co., Ltd.

Legal representative/responsible person or authorized signatory (signature)

/s/ [   ]

April 15, 2011

To: Industrial and Commercial Bank of China Co., Ltd. Daqing Branch

According to the Commodity Financing Pledge Supervision Agreement with No. Year 2011 Dongjianzi No. 011, the effective format of reserved seal for all the documents, notices, bills (except the execution of agreement) executed and delivered by our party under this agreement:

1

The authorized person to execute all the documents, notices, bills executed and delivered by our party under this agreement is 1. Tian Jingzhen; the format of specimen of signature is /s/ [Tian Jingzhen], or 2. _____________________, the format of specimen of signature is _..

Please keep this format of specimen seal properly, and exanimate it during the procedure of operation of work and verify it through the phone:

Number of Phone: 0452-6186560

Number of Fax Designed: 0452-6186565

Contact Person: Li Yubing 13136616388

(Supervisor’s Seal and the signature of Legal representative/responsible person or authorized person)

/s/ [   ]

April 15, 2011

Notice: This Annex is executed in three (3) originals, with pledgor, bank, and supervisor hereto holding one original respectively.